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                                                                   EXHIBIT 10.45


                     AMENDED AND RESTATED GUARANTY AGREEMENT


        THIS AMENDED AND RESTATED GUARANTY AGREEMENT (the "Guaranty") is made as of the 11th day of August, 2000, by SPACELABS MEDICAL, INC., a Delaware corporation (the "Guarantor"), in favor of BANK OF AMERICA, N.A., a national banking association ("Bank of America"), U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S.Bank" and together with Bank of America, together, the "Lenders" and each individually a "Lender") and Bank of America, as agent for Lenders (the "Agent").

                                    RECITALS

        A. Spacelabs Medical, Inc., a California corporation (the "Borrower"), Bank of America and Guarantor entered into that certain Loan Agreement dated as of December 7, 1995 (as amended, restated, supplemented or otherwise modified, the "Original Agreement"), pursuant to which Bank of America made a term loan to Borrower in the principal amount of $15,000,000 (the "Term Loan") and agreed, subject to the terms therein contained to make revolving loans to Borrower in an aggregate principal amount of up to $10,000,000 (the "Original Commitment").

        B. In connection with the Original Agreement, Borrower and Bank of America entered into that certain ISDA Master Agreement dated as of October 12, 1995 (such master agreement together with all schedules thereto, confirmations of transactions thereunder, and documents relating thereto, as any thereof may be amended, restated, supplemented or otherwise modified from time to time, the "Swap Agreement").

        C. Under a Guaranty Agreement dated as of December 7, 1995 (the "Original Guaranty") Guarantor guaranteed the indebtedness, liabilities and obligations of Borrower to Bank of America arising under the Original Agreement and the Swap Agreement.

        D. Borrower, Bank of America, Agent and Guarantor entered into that certain Amended and Restated Loan Agreement dated as of July 16, 1997 (as amended, restated, supplemented or otherwise modified, the "Existing Agreement") which agreement amended and restated the Original Agreement, and pursuant to which Bank of America agreed to make available a revolving loan facility converting to term in the aggregate principal amount of up to $30,000,000 for the purpose of financing Borrower's acquisition of Burdick, Inc. (the "Burdick Commitment") and agreed to make available a revolving loan facility converting to term in the aggregate principal amount of up to $35,000,000 for general corporate purposes (the "Revolving Commitment"), and in connection therewith, Bank of America and Borrower agreed to cancel the Original Commitment.

        E. Under a Guaranty Agreement dated as of July 16, 1997 (the "Existing Guaranty") Guarantor guaranteed the indebtedness, liabilities and obligations of Borrower to Lenders arising under the Existing Agreement and the Swap Agreement.

        F. Under an Assignment and Assumption Agreement dated as of January 8, 1998, Bank of America assigned to U.S. Bank an undivided portion of Bank of America's rights and obligations under the Existing Agreement with respect to the Burdick Commitment and the Revolving Commitment and U.S. Bank accepted such assignment.

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        G. Borrower, Lenders, Agent and Guarantor have entered into an Amended and Restated Loan Agreement dated as of the date hereof (the "Loan Agreement") which agreement amends and restates the Existing Agreement and, among other things, extends the maturity Date of the Term Loan, the Burdick Commitment and the Revolving Commitment.

        H. Pursuant to the terms of the Loan Agreement, the execution and delivery of this Guaranty is a material condition precedent to the Lenders' obligation to make revolving loans to Borrower. This Guaranty amends and restates the Existing Guaranty.

        I. Guarantor is the sole legal, equitable, and beneficial owner of all of the capital stock of Borrower. The proceeds of the term loan made, and the revolving loans to be made by Lenders to Borrower will result in material economic benefit to Guarantor.

        NOW THEREFORE, in consideration of the Lenders' and Agent's execution and delivery of the Loan Agreement and for other good and valuable consideration receipt of which Guarantor hereby acknowledges, Guarantor agrees to amend and restate the Existing Guaranty in its entirety as follows:

                                    AGREEMENT

        1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings used in the Loan Agreement. As used herein, "Lender" or "Lenders" shall mean and include Lenders and any assignee of any Lender pursuant to Section 9.7 of the Loan Agreement, and any Successors thereof.

        2. GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to Lenders and Agent as follows:

            (a) Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Guarantor has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform this Guaranty.

            (b) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action of Guarantor, have received all necessary governmental approvals and do not contravene any law, any provision of the Certificate of Incorporation or Bylaws of Guarantor or any contractual restrictions binding on Guarantor.

            (c) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

            (d) There are no actions, proceedings, investigations, or claims against or affecting Guarantor now pending before any court, arbitrator or Governmental Authority (nor to the knowledge of Guarantor has any thereof been threatened nor to the knowledge of Guarantor does any basis exist therefor) which if determined adversely to Guarantor would be likely to have a material adverse effect on the consolidated financial condition of Guarantor, Borrower and the Subsidiaries or on the ability of Guarantor to perform its obligations under this Guaranty.


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            (e) Borrower is a wholly-owned subsidiary of Guarantor and Guarantor has no other direct or indirect wholly-owned subsidiaries other than entities that are also Wholly-owned Subsidiaries as defined in the Loan Agreement.

        3. GUARANTEED OBLIGATIONS. Guarantor absolutely and unconditionally guarantees payment to each Lender and Agent when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) without set-off, counterclaim, recoupment or deduction of any amounts owing or alleged to be owing by any Lender or Agent to Borrower the following indebtedness, liabilities and obligations (collectively, the "Obligations"):

            (a) all indebtedness, liabilities and obligations of Borrower to Lenders and Agent (or any of them) now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, howsoever evidenced, created, incurred or owing and whether or not evidenced by promissory notes or other evidences of indebtedness, and all modifications, renewals, extensions and rearrangements thereof and substitutions and replacements therefor arising under or in connection with the Loan Agreement and the other Loan Documents or any of the transactions contemplated thereby;

            (b) all indebtedness, liabilities and obligations of Borrower to Bank of America or any affiliate of Bank of America now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with the Swap Agreement or any other agreement (including any master agreement and any agreement relating to any single transaction) that is an interest rate swap agreement or equivalent interest rate risk management agreement, basis swap, forward rate agreement, interest rate option, rate cap, collar or floor agreement or any other, similar agreement, including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto and including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by Bank of America in connection therewith, and termination payments and indemnifications relating thereto;

            (c) all indebtedness, liabilities and obligations of Borrower to Bank of America or any affiliate of Bank of America now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with any agreement (including any master agreement and any agreement relating to any single transaction) that is a foreign currency exchange agreement or equivalent forward currency agreement, currency swap, cross-currency rate swap or currency option agreement or any other, similar agreement, including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto and including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by Bank of America in connection therewith, and termination payments and indemnifications relating thereto;

            (d) all indebtedness, liabilities and obligations of Borrower or any Subsidiary to Bank of America or any affiliate of Bank of America now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with any agreement (including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto) pursuant to which Bank of America has agreed to permit daylight overdrafts to

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occur on accounts maintained by Borrower or any Subsidiary with Bank of America, provide remote disbursement services for Borrower or any Subsidiary, process automated clearing house (ACH) transactions for the account of Borrower or extend credit to Borrower or any Subsidiary , in the form of credit card accounts, including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by Bank of America in connection therewith, and termination payments and indemnifications relating thereto; and

            (e) all accrued interest on any of the foregoing indebtedness, liabilities and obligations, whether accruing prior to or subsequent to the commencement of a bankruptcy or similar proceeding.

        Without limiting the foregoing, Guarantor specifically guarantees payment of any judgment entered against Borrower and any damages that may be awarded in any action brought against Borrower by Agent or any Lender. This Guaranty is a guaranty of payment and not merely of collection.

        4. GUARANTOR'S CONSENT. Guarantor hereby consents that Agent and Lenders may without further consent or disclosure and without affecting or releasing the obligations of Guarantor hereunder: (a) waive or delay the exercise of any rights or remedies of Agent or Lenders against Borrower; or (b) renew, extend, waive or modify the terms of any Obligation or the obligations of any surety or guarantor, or any instrument or agreement evidencing the same.

        5. GUARANTOR'S WAIVER. Guarantor waives any right to require Agent or any Lender to take any action on delinquency in respect of the Obligations or any part thereof, including any right to require Agent or any Lender to sue Borrower. Guarantor further waives notice of (a) any default by Borrower; (b) any change in Borrower's business or financial condition; (c) any renewal, extension or modification of the terms of any Obligation or any instruments or agreements evidencing the same; and (d) any other demands or notices whatsoever with respect to the Obligations or this Guaranty. Guarantor further waives notice of presentment, demand, protest, notice of nonpayment and notice of protest in relation to any instrument or agreement evidencing any Obligation.

        6. UNCONDITIONAL GUARANTY. The obligations of Guarantor under this Guaranty are absolute and unconditional without regard to the obligations of any other party or person. The obligations of Guarantor hereunder shall not be in any way limited or effected by any circumstance whatsoever including, without limitation: (a) any failure by Borrower to perform or comply with the Obligations or the terms of any instrument or agreement relating thereto; (b) any change in the name, purpose, capital stock or constitution of Borrower or any other guarantor or surety; (c) any irregularity, defect or unauthorized action by Agent, any Lender, Borrower or any of their respective officers, directors or other agents in executing and delivering any instrument or agreements relating to the Obligations or in carrying out or attempting to carry out the terms of any such agreements; (d) any insolvency, bankruptcy, reorganization or similar proceeding by or against Borrower, Agent, any Lender or Guarantor; (e) any setoff, counterclaim, recoupment, deduction, defense or other right which Guarantor may have against Agent or any Lender, Borrower or any other person for any reason whatsoever whether related to the Obligations or otherwise; or (f) any other circumstance which might constitute a legal or equitable discharge or defense, in whole or in part, of a surety or guarantor. Guarantor hereby waives all defenses of a surety to which it may be entitled by statute or otherwise.



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        7. WAIVER OF SUBROGATION. If now or hereafter Borrower shall be or become insolvent, then Guarantor waives and relinquishes any claim or right to payment Guarantor has or may acquire against Borrower in respect of the Obligations, by subrogation or otherwise, so that Guarantor shall not become a "creditor" of Borrower within the meaning of 11 U.S.C. 547(b).

        8. CONCERNING ADVANCES AND LOANS. Guarantor agrees that any loan or advance from Borrower or any Subsidiary to Guarantor shall result in a fully enforceable obligation of Guarantor to repay the amount of such loan or advance and Guarantor acknowledges that Borrower and the Subsidiaries are prohibited by the Loan Agreement from forgiving Guarantor's repayment obligation for any such loan or advance.

        9. LENDERS' REMEDIES. No delay in making demand on Guarantor for satisfaction of the obligations of Guarantor hereunder shall prejudice Agent's or any Lender's right to enforce such satisfaction. All of Agent's and Lenders' rights and remedies shall be cumulative, and any failure of Agent or any Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time hereafter.

        10. GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State of Washington (excluding its conflict of laws rules).

        11. CONSENT TO JURISDICTION, WAIVER OF IMMUNITIES. Guarantor hereby irrevocably submits to the jurisdiction of any State or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Guaranty and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of any party to bring any action or proceeding hereunder in the courts of any other jurisdiction.

        12. ASSIGNMENT. The provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective Successors and assigns, except that Guarantor may not assign or otherwise transfer any of its rights or obligations under this Guaranty without the prior written consent of all Lenders.

        13. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        IN WITNESS WHEREOF, Guarantor has caused its duly authorized officers to execute and deliver this Guaranty as of the date first above written.

        GUARANTOR:              SPACELABS MEDICAL, INC., a Delaware corporation



                                By
                                   Its


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